EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Advantage Capital Development Corp.

We hereby consent to the incorporation by reference, in this the Registration Statement on Form SB-2 of Advantage Capital Development Corp., of our report dated July 12, 2004 and August 28, 2003 relating to the financial statements of Advantage Capital Development Corp., formerly C. E. C. Industries Corp. for the year ended March 31, 2004 and 2003 and to the use of our name as it appears under the caption "Experts".


/s/ Russell & Atkins, PLC
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Russell & Atkins, PLC
Certified Public Accountants